Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92009 PH: (760) 804-8420 FX: (760) 804-8442

ORANGE 21 INC. REPORTS FINANCIAL RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND ANNOUNCES INVESTOR CONFERENCE CALL

For Immediate Release: May 16, 2011

CARLSBAD, Calif. — Orange 21 Inc. (OTCBB:ORNG) today announced financial results for the quarter ended March 31, 2011.

Consolidated net sales decreased by $1.6 million to $6.7 million for the three months ended March 31, 2011 from $8.3 million for the three months ended March 31, 2010.

The majority of the $1.6 million decrease in net sales was attributable to the sale and deconsolidation of our former Italian manufacturing subsidiary, LEM, S.r.l. (“LEM”), on December 31, 2010.  LEM’s net sales of products manufactured for third parties of approximately $900,000 were included in the Company’s consolidated results for the three months ended March 31, 2010. No such sales were included in the Company’s consolidated results for the three months ended March 31, 2011. In addition, the Company had approximately $400,000 less in sales from closeouts during the three months ended March 31, 2011, compared to the three months ended March 31, 2010, as a result of changes in inventory mix. Domestic net sales represented 93% and 79% of total net sales for the three months ended March 31, 2011 and 2010, respectively, with this increase in percentage being primarily due to the sale and deconsolidation of LEM as of December 31, 2010.  International net sales represented 7% and 21% of total net sales for the three months ended March 31, 2011 and 2010, respectively.

Gross margin increased by 600 basis points to 51% for the three months ended March 31, 2011 compared to 45% for the three months ended March 31, 2010, primarily attributable to the sale and deconsolidation of LEM as of December 31, 2010, and, to a lesser extent, less in sales from closeouts during the three months ended March 31, 2011, when compared to the three months ended March 31, 2010.

We incurred a net loss of $1.6 million for the three months ended March 31, 2011, compared to a net loss of $937,000 for the three months ended March 31, 2010.  The net losses for the three months ended March 31, 2011 and 2010, included $139,000 and $134,000, respectively, in non-cash share-based compensation costs calculated in accordance with FASB authoritative guidance.

“We are encouraged by the positive impact on our gross margin performance due to the sale of LEM combined with the reduction in close-out sales; however, we are disappointed with the approximately 9% quarter-over-quarter decline in sales, excluding the impact of LEM,” said Orange 21 Chairman of the Board of Directors Seth Hamot. “With the new management team in place as of mid-April, we hope to see improvements to the business in the future.”

Carol Montgomery, Orange 21 Chief Executive Officer, said: “The organization anticipates being able to move from managing within a turnaround environment, to one which can focus on growing the business in the future, I am thrilled to team with Michael Marckx. His knowledge of the core consumer and innovative marketing orientation, combined with my experience building sunglass businesses, will bring complimentary skills leading a capable team which is eager to execute and win.”

Orange 21 President Michael Marckx added: “We are optimistic that we can improve our sales execution and implement growth strategies to recapture our market position. Our team is initially focusing on the marketing, product development and sales programs to leverage the core SPY Optic™ brand.”

Investor Conference Call

We invite you to join us for an investor conference call on Thursday, May 19, 2011 at 1:30 p.m. PDT. The dial-in number for the call in North America is 1-866-383-7989 and 1-617-597-5328 for international callers. The participant pass code is 95746908. The call will also be webcast live on the Internet and can be accessed by logging on at www.orangetwentyone.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning approximately two hours after the completion of the call on May 19, 2011. The audio replay dial-in number for North America is 1-888-286-8010 and 1-617-801-6888 for international callers. The replay pass code is 81061744.

About Orange 21 Inc.

Orange 21 designs, develops and markets premium products for the action sports, motorsports, snowsports and lifestyle markets under the brands SPY Optic™, O’Neill®, Margaritaville® and Melodies by MJB®.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “hope,” the negative of such terms, expressions of optimism or other comparable terminology. Specifically, comments in this press release regarding our ability to maintain or improve our increase in gross margin percentage, our ability to maintain the reduced level of low margin close-out sales, our ability to improve and grow the business, our ability to move from a turnaround environment, improvement of sales execution, implementation of growth strategies to recapture our market position, and the ability to leverage the core SPY Optic™ brand are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian dollar and Euro; changes in commodity prices; our ability to source raw materials and finished goods at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, and introduce innovative new products in a timely manner; our ability to forecast future demand; the ability of our key foreign product suppliers to continue to supply to our forecasted demand, our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; our ability to obtain additional capital, the ability of our new management team to positively impact the business, and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except number of shares and per share amounts)

	March 31,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets
Cash	$306	$263
Accounts receivable, net	3,409	4,173
Inventories, net	8,831	8,902
Prepaid expenses and other current assets	613	618
Income taxes receivable	11	14

Total current assets	13,170	13,970
Property and equipment, net	790	957
Intangible assets, net of accumulated amortization of $645 and $631 at March 31, 2011 and December 31, 2010, respectively	107	122
Other long-term assets	54	50

Total assets	$14,121	$15,099

Liabilities and Stockholders’ Equity
Current liabilities
Lines of credit	$1,807	$2,235
Current portion of capital leases	27	27
Current portion of notes payable	14	13
Accounts payable	1,566	1,693
Accrued expenses and other liabilities	2,777	3,007

Total current liabilities	6,191	6,975
Capitalized leases, less current portion	32	38
Notes payable, less current portion	58	61
Note payable to stockholder	7,000	7,000

Total liabilities	13,281	14,074
Stockholders’ equity
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 12,763,237 and 11,980,934 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	1	1
Additional paid-in-capital	42,309	40,972
Accumulated other comprehensive income	600	551
Accumulated deficit	(42,070)	(40,499)

Total stockholders’ equity	840	1,025

Total liabilities and stockholders’ equity	$14,121	$15,099

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)
Net sales	$6,703	$8,268
Cost of sales	3,290	4,547

Gross profit	3,413	3,721
Operating expenses:
Sales and marketing	2,795	1,990
General and administrative	1,664	1,962
Shipping and warehousing	139	278
Research and development	154	380

Total operating expenses	4,752	4,610

Loss from operations	(1,339)	(889)
Other income (expense):
Interest expense	(256)	(85)
Foreign currency transaction gain	28	66

Total other income (expense)	(228)	(19)

Loss before provision for income taxes	(1,567)	(908)
Income tax provision	4	29

Net loss	$(1,571)	$(937)

Net loss per share of Common Stock
Basic	$(0.13)	$(0.08)

Diluted	$(0.13)	$(0.08)

Shares used in computing net loss per share of Common Stock
Basic	12,488	11,927

Diluted	12,488	11,927

CONTACTS:	Alain Mazer, Marketing Communications Manager
Michael D. Angel, Interim Chief Financial Officer
760-804-8420
Fax: 760-804-8442
www.orangetwentyone.com

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